UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2006

Viasystems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-29727	43-1777252
(Commission File Number)	(IRS Employer Identification No.)

101 South Hanley Road,
St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)

314-727-2087
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

(1)
On May 1, 2006, Viasystems Group, Inc. and Viasystems, Inc. (the “Company”), amended (the “Amendment”) their Credit Agreement dated January 31, 2003, as amended (the “2003 Credit Agreement”). The 2003 Credit Agreement is among Viasystems Group, Inc., the Company, the lender parties thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Amendment permitted the sale of Wire Harness Industries, Inc. and its subsidiaries and the sale or transfer of certain assets of the Company and its subsidiaries relating to the manufacture and sale of wire harness products, for 100% cash, so long as the net cash proceeds from the sale thereof are applied in accordance with Section 5.3 of the 2003 Credit Agreement.

(2)
On May 1, 2006, the Company, Wire Harness Industries, Inc., Wire Harness Contractors, Inc. and the Bank of New York (the “Trustee”), as trustee under that certain Indenture governing the Company’s 10.5% Senior Subordinated Notes due 2011 (the “Notes”), dated as of December 17, 2003 (the “Indenture”), entered into a Termination and Release (the “Release Agreement”). The Release Agreement released each of Wire Harness Industries, Inc. and Wire Harness Contractors, Inc. from any further obligation under (i) the Indenture and (ii) the Note guarantee related to the Indenture and terminated the guarantee of the Notes previously provided by Wire Harness Industries, Inc. and Wire Harness Contractors, Inc. Further, the Release Agreement provided for a release of the Trustee from all of its obligations and liabilities under the Indenture by each of Wire Harness Industries, Inc. and Wire Harness Contractors, Inc.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 1, 2006, the Company completed the previously announced sale (the “Transaction”) of its wire harness business to Electrical Components International Holding Company (“ECI”), a newly formed affiliate of Francisco Partners LLP, a private equity firm. No material relationship existed between the Company and Francisco Partners LLP or any of their respective affiliates, directors, officers or associates of any directors or officers.

The Transaction was consummated pursuant to the terms of the Stock Purchase Agreement, dated March 21, 2006, as amended (the “Stock Purchase Agreement”). Under the terms of the Stock Purchase Agreement, ECI paid $320 million in cash for all of the outstanding capital stock of Wire Harness Industries, Inc., the entity through which the Company had substantially conducted the wire harness business. The purchase price is subject to certain adjustments, including adjustments to be made following the completion of the April 30, 2006 balance sheet of the wire harness business, and such adjustments are estimated to be less than $5 million. In its report of results for the quarter ending June 30, 2006, the Company expects to report an after tax gain on the sale of the business of approximately $225 million, subject to the contingent purchase price adjustments.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 1, 2006, David J. Webster resigned his position as Chief Administrative Officer of the Company. In connection with the Transaction, Mr. Webster was appointed the President and Chief Executive Officer of ECI. The Company does not intend to appoint a successor Chief Administrative Officer, and the responsibilities of such office will be assumed by the Company’s Chief Financial Officer.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Financial Information.

The following unaudited pro forma condensed consolidated financial statements give effect to the disposition of the Company’s wire harness business (“WHB”) to be accounted for as a discontinued operation in accordance with Statement of Financial Accounting Standard No. 144. The unaudited pro forma condensed consolidated balance sheet assumes disposition of WHB on December 31, 2005. Such pro forma information is based upon the historical balance sheet data of the Company and WHB as of that date. The unaudited pro forma condensed consolidated statement of operations gives effect to the disposition of WHB for the year ended December 31, 2005 as if the disposition occurred on January 1, 2005. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company included as Item 8 of Form 10-K for the fiscal year ended December 31, 2005.

VIASYSTEMS, INC. & SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
December 31, 2005
($ thousands)

	Viasystems, Inc.	Wire Harness (1)	Adjustments		Pro Forma Result
ASSETS
Cash and cash equivalents	$35,923	$—	$35,021	(2)	$70,944
Accounts receivable, net	141,890	(30,540)	—		111,350
Inventories, net	105,953	(31,374)	—		74,579
Other current assets	39,270	(6,852)	—		32,418
Total current assets	323,036	(68,766)	35,021		289,291

Property, plant and equipment, net	255,654	(21,277)	—		234,377
Goodwill	110,238	(30,549)	—		79,689
Deferred financing costs	7,699	—	(1,409	) (3)	6,290
Other assets	17,317	—	—		17,317
Total assets	$713,944	$(120,592)	$33,612		$626,964

	Viasystems, Inc.	Wire Harness (1)	Adjustments		Pro Forma Result
LIABILITIES AND EQUITY
Accounts payable	$159,269	$(30,908)	$—		$128,361
Accrued and other liabilities	69,204	(10,256)	(5,829	) (4)	53,119
Current maturities of long-term debt	2,828	—	(2,643	) (5)	185
Current liabilities	231,301	(41,164)	(8,472)		181,665

Long-term debt, less current maturities	459,707	—	(259,707	) (5)	200,000
Other non-current liabilities	24,664	(1,237)	—		23,427
Total liabilities	715,672	(42,401)	(268,179)		405,092

Equity (deficit)	(1,728)	—	223,600	(6)	221,872
Total liabilities and equity	$713,944	$(42,401)	$(44,579)		$626,964

Footnotes to Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2005 ($ in thousands):

(1)	Represents assets and liabilities of WHB as of December 31, 2005, held for sale pursuant to Stock Purchase Agreement, dated March 21, 2006, as amended.

(2)
Represents pro forma cash proceeds of $320,000, less: (i) pro forma transaction-related costs assumed to be paid as of December 31, 2005, including (a) $6,299 estimated advisor and professional fees, (b) $4,200 estimated purchase price adjustments, (c) $3,900 estimated income taxes, and (d) $1,401 WHB employee bonuses; (ii) actual long-term debt outstanding as of December 31, 2005 under the Company’s 2003 Credit Agreement (see footnote 5); (iii) actual accrued interest of $5,829 outstanding as of December 31, 2005 under the Company’s 2003 Credit Agreement (see footnote 4); and (iv) pro forma $1,000 cash balance deposited with WHB.

(3)
Represents the pro forma write-off of unamortized costs previously deferred in connection with the Company’s 2003 Credit Agreement. The pro forma adjustment is prorated for the estimated 97% portion of the credit facility deemed permanently reduced following the sale of WHB and creditors’ release of the underlying collateral.

(4)	Represents accrued and unpaid interest as of December 31, 2005 on the Company’s 2003 Credit Agreement, deemed paid with the proceeds of the disposal of WHB.

(5)
Represents the unpaid principal balance of the Tranche B Term Loan, including the scheduled current maturity thereof as of December 31, 2005 under the Company’s 2003 Credit Agreement, deemed paid with the proceeds of the disposal of WHB.

(6)
Represents pro forma non-recurring gain (net of $3,900 income taxes) on disposal of WHB as of December 31, 2005, less related costs (see footnote 2) and write-off of deferred financing fees (see footnote 3).

VIASYSTEMS, INC. & SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT
OF OPERATIONS (UNAUDITED)
For the year ended December 31, 2005
($ thousands)

	Viasystems, Inc.	Wire Harness (1)	Adjustments		Pro Forma Result

Net sales	$948,518	$(295,696)	$—		$652,822
Operating expenses:
Cost of goods sold, excluding
items shown separately below	788,840	(237,442)	—		551,398
Selling, general and administrative	81,924	(12,718)	—		69,206
Stock compensation expense	6,793	(1,012)	—		5,781
Depreciation and amortization	53,022	(7,353)	—		45,669
Restructuring and impairment	27,934	—	—		27,934
Operating income (loss)	(9,995)	(37,171)	—		(47,166)
Other expenses:
Interest expense, net	40,760	—	(20,489	) (2)	20,271
Other expense (income), net	14,509	211	(355	) (3)	14,365
Income (loss) before income taxes	(65,264)	(37,382)	20,844		(81,802)
Income taxes	15,965	(1,176)	—		14,789
Income (loss) from continuing operations	$(81,229)	$(36,206)	$20,844	(4)	$(96,591)

Footnotes to Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2005 ($ in thousands):

(1)	Represents operating results of WHB for the year ended December 31, 2005, held for sale pursuant the Stock Purchase Agreement, dated March 21, 2006, as amended.

(2)
Represents reversal of interest expense and undrawn commitment fees incurred by the Company during the year ended December 31, 2005 on the Tranche B Term Loan and Revolver under the Company’s 2003 Credit Agreement.

(3)
Represents reversal of expense reported by the Company for the year ended December 31, 2005 as amortization of financing fees previously deferred in connection with the Company’s 2003 Credit Agreement.

(4)
As a result of the substantial net operating loss carryforwards and 2005 net losses of the Company for domestic income tax purposes, there is no pro forma income tax effect of the reversal of the expenses identified in footnotes 2 and 3.

——
(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit 10.1 Fifth Amendment to the Credit Agreement dated May 1, 2006.
Exhibit 10.2 Termination and Release dated May 1, 2006.
Exhibit 99.1 First Amendment to the Stock Purchase Agreement dated April 4, 2006.
Exhibit 99.2 Second Amendment to the Stock Purchase Agreement dated April 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 5, 2006
By:	/s/ Gerald G. Sax
Gerald G. Sax
Chief Financial Officer